UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Warwick Valley Telephone Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2006
NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

WARWICK VALLEY TELEPHONE COMPANY
47 Main Street
Warwick, New York 10990

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
April 28, 2006
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Warwick Valley Telephone Company (the “Company”) will be held at 2:00 p.m., local time, on Friday, April 28, 2006 (the “Meeting”), at the Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924, for the following purposes, which are more fully discussed in the accompanying Proxy Statement:
I.	To fix the number of Directors at nine until the next Annual Meeting of Shareholders, to elect three Class I Directors of the Company, and to elect two Directors to fill the remaining term of the Class II directorships formerly held by Dr. Joseph E. DeLuca and Mr. Fred M. Knipp;

II.	To approve the selection of WithumSmith+Brown, P.C. as the Company’s independent accountants for the year ending December 31, 2006;

III.	To act upon a Shareholder Proposal; and

IV.	To transact such other business as may properly be brought before the Meeting or any adjournment thereof.
For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends you vote
•	FOR the Director nominees,

•	FOR the approval of WithumSmith+Brown, P. C. as the Company’s independent accountants, and

•	AGAINST the Shareholder Proposal.
The holders of the Common Shares of the Company of record at the close of business on March 13, 2006 will be entitled to vote on each of the above matters.
PLEASE FILL OUT, SIGN AND RETURN THE WHITE PROXY CARD. If you have any questions, please call our Shareholder Relations Department at (845) 986-2223.
IF YOU PLAN TO ATTEND:
Please note that attendance will be limited to shareholders. Admission will be on a first-come, first-served basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Persons entitled to vote shares held by partnerships, corporations, trusts and other entities must show evidence of that entitlement. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors,

Zigmund C. Nowicki, Jr., Secretary
April 3, 2006

PROXY STATEMENT

     Proxy Statement — Annual Meeting of Shareholders
Warwick Valley Telephone Company
April 3, 2006
     This Proxy Statement is furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Warwick Valley Telephone Company (the “Company” or “WVT”), to be used at the Annual Meeting of Shareholders of the Company which will be held at 2:00 p.m., local time, on Friday, April 28, 2006, at the Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924, and at any adjournments thereof (the “Meeting”), for the purposes set forth in the preceding notice of the Annual Meeting of Shareholders.
How to Vote
     Each properly executed proxy received in time for the Meeting will be voted in the manner set forth in this Proxy Statement unless the shareholder specifically directs otherwise. In that case, the applicable proxy will be voted as directed. If an enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company before the proxy is voted. Participants in the Warwick Valley Telephone Company 401(k) Plan whose accounts hold Common Shares, by completing and returning their respective proxy cards, direct the Trustee for the Plan to vote the shares allocated to their 401(k) Plan Account as indicated in those proxy cards at the Meeting of Shareholders or any adjournment thereof. Any Common Shares in a 401(k) Plan Account for which no instruction is received will be voted by the Trustee for the Plan proportionally based upon the votes cast by other plan account holders whose accounts hold Common Shares.
Who May Vote
     At the close of business on March 13, 2006, the record date for the Meeting, the Company had outstanding 5,351,780 Common Shares, $0.01 par value. Only holders of record as of the record date will be entitled to vote on the matters to be considered at the Meeting or any adjournments thereof. Each holder of Common Shares is entitled to one vote on all matters for each Common Share owned of record.
Quorum
     A quorum must be present for directors to be elected and for the Shareholder Proposal to be voted upon. A quorum is present if the holders of record of a majority of the Common Shares issued and outstanding and entitled to vote are present in person or represented by proxy.
Counting the Votes
     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as tellers for the Meeting. The tellers will treat shares represented by proxies that reflect abstentions or “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting but not as votes cast. Broker non-votes are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter.

Votes Needed
     Pursuant to the Company’s By-Laws, the election of any director requires an affirmative vote of a plurality. Approval of all other matters, if any, including the Shareholder Proposal, which could come before the Meeting, requires a majority of the votes of the Company’s Common Shares represented at the Meeting in person or by proxy and entitled to vote and voting on that proposal.
Delivery of Annual Report
     The Company is sending only one Annual Report and Proxy Statement to eligible shareholders who share a single address unless the Company has received instructions to the contrary from any shareholders at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Zigmund C. Nowicki, Jr. at Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, (845) 986-8080. The Company hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report or Proxy Statement, as applicable, upon such request. Eligible shareholders of record receiving multiple copies of the Company’s Annual Report and Proxy Statement can request householding by contacting the Company in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.
     The Annual Report to Shareholders for the fiscal year ended December 31, 2005, including financial statements and other matters contained in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K, was mailed together with this Proxy Statement to all shareholders of record. Such report is not part of the proxy soliciting material.
Soliciting Votes
     The Company has retained the services of Morrow & Co., Inc. (“MCO”), an outside proxy solicitation firm. MCO will solicit proxies from brokers, banks, nominees and individual holders of record. The estimated cost of this solicitation is less than $10,000 plus customary expenses. In addition, proxies may be solicited by officers, directors, and regular employees of the Company by mail, personally, by telephone, by fax, or by e-mail.
Mailing Date
     The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent to shareholders is April 3, 2006.

I. Determination of Number of Directors and Election of Directors
Fixing Number of Directors
     Pursuant to the Company’s By-Laws, the size of the Company’s Board of Directors is fixed at each Annual Meeting of Shareholders until the next Annual Meeting of Shareholders. The Company’s Board of Directors recommends a vote in favor of fixing the size of the Board of Directors of the Company at nine until the next Annual Meeting of Shareholders and (unless otherwise instructed therein) the persons named in the enclosed proxy will vote such proxy FOR such proposal.
     THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL BY THE HOLDERS OF THE COMMON SHARES.
Classes of the Board of Directors
     The Company’s By-Laws provide that the Board of Directors of the Company shall be divided into three classes of at least three Directors each. Such classes are designated “Class I,” “Class II” and “Class III.” The Directors in each Class are elected in alternating years for three-year terms.
Filling Vacancies Created Through Resignation
     The Company’s By-Laws provide that the Board of Directors by majority vote may choose a successor or successors to fill a directorship that has become vacant by resignation. Any director chosen in this circumstance by the Board to fill an existing vacancy may hold office until the next Annual Meeting of Shareholders and until his successor shall be duly elected and qualified.
     As of March 20, 2006, Mrs. Kelly C. Bloss was elected by the Board to fill the Class I vacancy created by the resignation of Mr. Rafael Collado. Mrs. Bloss was recommended by a non-management director and proposed by the Governance and Nominating Committee after it reviewed several candidates. She accepted her election on March 22, 2006.
     As of March 20, 2006, Mr. Jeffrey D. Alario was elected by the Board to fill the Class II vacancy created by the resignation of Dr. Joseph E. DeLuca. Mr. Alario was recommended by a non-management director and proposed by the Governance and Nominating Committee after it reviewed several candidates. He accepted his election on March 22, 2006.
     As of March 20, 2006, Mr. Douglas J. Mello was elected by the Board to fill the Class II vacancy created by the resignation of Mr. Fred M. Knipp. Mr. Mello was recommended by a non-management director and proposed by the Governance and Nominating Committee after it reviewed several candidates. He accepted his election on March 22, 2006.

Election of Class I Directors
     At the Meeting three Directors will be elected to Class I for terms which will last until the 2009 Annual Meeting of Shareholders (and until their respective successors shall have been elected and qualified).
     Unless authority for one or more of the nominees is specifically withheld according to the instructions, the enclosed proxy will be voted FOR the election of each of the three nominees named below to the position of Director.
Kelly C. Bloss
Robert J. DeValentino
Joseph J. Morrow
Election of Class II Directors
     At the Meeting two Directors will be elected to Class II for terms which will last until the 2007 Annual Meeting of Shareholders (and until their respective successors shall have been elected and qualified).
     Unless authority for one or more of the nominees is specifically withheld according to the instructions, the enclosed proxy will be voted FOR the election of each of the two nominees named below to the position of Director.
Jeffrey D. Alario
Douglas J. Mello
     All of the above Class I and Class II nominees are presently serving as Directors of the Company, and their terms as such expire upon the election of Directors at the Meeting.
     If any of the nominees shall be unable to serve, proxies will be voted with the discretionary authority for a substitute chosen by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.
     THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE THREE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS AND OF THE TWO NOMINEES NAMED ABOVE AS CLASS II DIRECTORS BY THE HOLDERS OF THE COMMON SHARES.

Information About Directors and Nominees for Election as Directors
     The following sets forth the name, age and other position with the Company, period served as Director and past business experience for each Director.
Nominees for Class I Directors — (Terms will expire in 2009)

Kelly C. Bloss, 42	Director since March 2006; President of Knowledge Transfer Group, Inc., a telecommunications and information management consulting firm, since 2000; Vice President, Long Distance Platform, Program, Vendor and Launch Management for Verizon from 1998 to 2000; Vice President for NYNEX/Bell Atlantic Long Distance Company, prior to 1998.

Robert J. DeValentino, 63	Director since 1998; President of Orange Regional Medical Center Foundation since 2003; President/Executive Director of Arden Hill/Horton Healthcare Foundations from 2001 to 2003; Executive Director of the Horton Healthcare Foundation from 1998 to 2001; District Manager for Citizens Telecommunications in Middletown, N.Y., prior to 1998.

Joseph J. Morrow, 66	Director since December 2004; founder and President of Morrow and Co., Inc., a proxy solicitation, corporate governance and strategic consulting firm; non-executive Chairman of the Board of North American Galvanizing & Coatings, Inc., an American Stock Exchange company, since before 2000.

Nominees for Class II Directors — (Terms will expire in 2007)

Jeffrey D. Alario, 44	Director since March 2006; Managing Partner of Borgmeier and Alario, CPA’s, an auditing, financial reporting, tax compliance and planning firm, since 2000; Chief Financial Officer of Person-to-Person Marketing LLC, a telemarketing firm, since 1995.

Douglas J. Mello, 63	Director since March 2006; founder and President of DJM Advisory Services, Inc., a telecommunications advisory services firm, since 1999; President, Large Business Sales, North for Bell Atlantic Corporation, 1996 to 1999; also held various senior executive positions with NYNEX Corporation prior to 1996.

Directors Whose Terms Do Not Expire at the Meeting — (Elected in 2004 and 2005)

Wisner H. Buckbee, 69 Chairman of the Board	Director since 1991 (Class II: current term expires in 2007); Chairman of the Board since January 2001; President of Wisner Farms, Inc., an operating dairy farm, since before 2000.

Philip S. Demarest, 69	Director since 1964 (Class III: current term expires in 2008); Vice President, Secretary and Treasurer of the Company at various times until retiring in 1998; Secretary and Director of Warwick Valley Mobile Telephone Company, Inc., Warwick Valley Long Distance Company, Inc., Warwick Valley Networks, Inc. and Hometown Online, Inc. at various times until 1998.

Herbert Gareiss, Jr., 60 President	Director since 1998 (Class III: current term expires in 2008); President of the Company since July 2004; Assistant Secretary and Assistant Treasurer of the Company from 1980 until 1990; Vice President from 1990 until July 2004; Secretary of the Company from January 2002 to July 2004; Vice President and Director of Warwick Valley Mobile Telephone Company, Inc., Warwick Valley Long Distance Company, Inc., Warwick Valley Networks, Inc. and Hometown Online, Inc. since before 2000 until July 2004; President and Director of those companies after that date.

Corinna S. Lewis, 67	Director since 1994 (Class III: current term expires in 2008); retired public relations consultant.

II. Governance of the Company
     WVT’s Board of Directors believes that the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board of Directors has adopted and adheres to corporate governance principles which the Board of Directors and senior management believe promote this purpose, are sound and represent best practices. We continually review these corporate governance principles, the law of the state of New York (the state in which we are incorporated), NASDAQ rules and listing standards, and the regulations of the Securities and Exchange Commission (the “SEC”).
Ethics and Values
     The Company has a code of ethics that applies to all employees (including its principal executive officer and principal financial officer, controller and persons performing similar functions) and members of the Board of Directors. The Code is based upon the philosophy that each director and each executive officer will lead by example and foster a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage and responsibility. Each director and every employee is expected to act ethically at all times and adhere to the policies, as well as the spirit of the code. The Company will provide to any shareholder a copy of the code, without charge, upon written request to Zigmund C. Nowicki, Jr., Secretary, at Warwick Valley Telephone Company, P.O. Box 592, Warwick, New York 10990.
Board Meetings and Board Committees
     Currently, the WVT Board of Directors has nine members, eight of whom the Board has determined meet the NASDAQ standard of independence. The following directors serve on one or more of the Company’s Committees and, the Board has determined, are independent within the meaning of the requirements established by statute, SEC regulations and NASDAQ listing requirements. Directors who are not independent do not serve on any of the Committees discussed below.
Wisner H. Buckbee
Philip S. Demarest
Robert J. DeValentino
Corinna S. Lewis
Joseph J. Morrow
     The Board has also determined that Kelly C. Bloss, Jeffrey D. Alario and Douglas J. Mello are independent within the meaning of the requirements mentioned above.
     The Board of Directors held eleven regular meetings, five special meetings, and six independent Directors meetings during the year ended December 31, 2005. It has a standing Audit, Compensation, and Governance and Nominating Committee. Each person that served as a Director during 2005, including two of the three Directors who resigned in February, 2006 (Joseph E. DeLuca, M.D. and Fred M. Knipp), attended 75% or more of the combined regular, special and independent Directors meetings of the Board with the exception of Mr. Collado, who attended 73% of these meetings. Each person that served as a Director during 2005 attended 75% or more of all meetings of committees of which they were a member with the exception of Mr. Morrow, who attended 67% of his committee meetings.
     Members of the Board of Directors are expected to attend all regular meetings and meetings of the committees of which they are members. Directors are expected to make every effort to attend specially called Board of Directors meetings or committee meetings. The Board of Directors recognizes that there may be circumstances, such as illness, where 100% attendance is not possible. The Governance and Nominating Committee will review attendance during the re-nomination process. In addition, members of the Board of Directors are expected to attend the Annual Meeting of Shareholders and any special meetings of shareholders. All persons who were then Directors attended the 2005 Annual Meeting of Shareholders except for Mr. Morrow.
     Shareholders wishing to contact the Board of Directors may write to the President, Corporate Secretary or Chairman of the Board at WVT Communications, 47 Main Street, Warwick, New York 10990, if by mail, or at: h.gareiss@wvtc.com, z.nowicki@wvtc.com, w.buckbee@wvtc.com, respectively, if by e-mail. The Chairman of the Board will review all correspondence received and report all such contacts to the Board of Directors at the first regular meeting following the contact, unless more urgent action seems advisable.
Audit Committee
     WVT has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. WVT will continue to have such a committee. In 2005, WVT’s Audit Committee held six meetings. All independent Directors were members of the committee on an interim basis until August 2005. Mr. Demarest served as Chairman for all of 2005. Members of the Audit Committee currently include:
Philip S. Demarest — Chairman
Wisner H. Buckbee
Corinna S. Lewis
     Prior to his resignation on February 27, 2006, Joseph E. DeLuca, M.D. served as a member of the Audit Committee, and prior to his replacement by Wisner H. Buckbee on March 14, 2006, Joseph J. Morrow served on the Committee.
     The Board of Directors has determined that one member of the Audit Committee, Philip S. Demarest, who like all members of the Committee, is independent within the meaning of Sections 4200(a)(15) and 4350(d)(2) of the NASDAQ Listing Standards, is an “audit committee financial expert.” During Mr. Demarest’s 40-year tenure with the Company, he served as Vice President, Treasurer and Chief Financial Officer of the Company.
Charter of Audit Committee
     The Audit Committee has a formal written charter. The Committee reviews the charter and reassesses its adequacy annually. The charter defines the duties and responsibilities of the Committee to include:
•	Recommending to the Board of Directors the engagement of the Company’s independent accountants;

•	Approving the plan and scope of the estimated audit and the fee before the audit begins;

•	Following the audit, reviewing the results and the independent accountants’ comments on the Company’s system of internal accounting controls with the independent accountants; and

•	Recommending the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K.
     A copy of the Committee’s charter was attached to the Company’s Proxy Statement for its 2004 Annual Meeting. The charter is not available on the Company’s website, but copies may be obtained by writing to the President, Corporate Secretary or Chairman of the Board. The Audit Committee engaged a second independent accounting firm to identify and remediate the Company’s internal controls as mandated by the

Sarbanes-Oxley Act of 2002. The Committee also advises the Board as to the implementation of recommendations which have been made pursuant to suggestions of the independent accountants.
Pre-approval Policy
     The Audit Committee pre-approves all non-audit work performed for the Company by its independent accountants. It considers each item of work individually and in advance of its performance and does not currently have a pre-established set of criteria that could be applied to such work without requiring separate consideration by the Audit Committee. In determining whether to approve a particular item of non-audit work, the Audit Committee considers all ways in which such work could compromise or appear to compromise the independence of the Company’s independent accountants.
Role of Committee, Board and Management
     In carrying out these functions, the Audit Committee represents the Board in discharging its responsibility of oversight, but the Company’s management continue to have responsibilities with respect to the accounting and control functions and financial statement presentation. The Report of the Audit Committee to the Shareholders relating to the year ended December 31, 2005 appears below.
Audit Fees
     For professional services rendered in connection with the audit of the Company’s annual financial statements for the years 2003 and 2004, the restatement of the Company’s 2003 Form 10-K and the review of financial statements included in the Company’s Form 10-Q for those years, as well as work associated with Section 404 of the Sarbanes-Oxley Act, PricewaterhouseCoopers L.L.P. (“PwC”) billed the Company fees in an aggregate amount of $1,189,000 and $1,845,000 in 2004 and 2005, respectively. The Audit Committee concluded that the provision of these services was compatible with maintaining the independence of PwC.
     For professional services rendered in connection with the audit of the Company’s financial statements for the year 2005 and the review of financial statements included in the Company’s Form 10-Q for that year, as well as work associated with Section 404 of the Sarbanes-Oxley Act, WithumSmith+Brown, P.C. (“WSB”) has billed the Company fees in an aggregate amount of $705,000. The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of WSB.
Tax Fees
     For professional services rendered in connection with the Company’s preparation of its federal and state income tax returns for the year ended December 31, 2003, PwC billed the Company $113,000. For professional services rendered in connection with the Company’s preparation of its federal and state income tax returns for the year ended December 31, 2004, RSM McGladrey, Inc. billed the Company $93,750. The Company has not yet been billed for any fees related to 2005 tax compliance.
Audit Related Fees
     PwC billed the Company aggregate fees in the amount of $36,000 for professional services rendered in connection with the 2003 Annual Report on Form 11-K of the Company’s 401(k) plan. Also, WSB billed the Company $45,000 for services rendered in connection with the 2004 Annual Report on Form 11-K of the Company’s 401(k) plan and an audit of the Company’s Non-management VEBA Plan.
Other Fees
     No fees were paid to PwC or WSB for their services other than as set forth above.

Report of the Audit Committee to Shareholders
     The following report of the Audit Committee of the Board of Directors is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. It shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.
     The Audit Committee has: (a) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management and with WithumSmith+Brown, P.C., the Company’s independent accountants; (b) discussed with the Company’s independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards); (c) received and discussed the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee); and (d) has discussed with the Company’s independent accountants their independence. Based on such review and other discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
Philip S. Demarest — Chairman
Wisner H. Buckbee
Corinna S. Lewis
Governance and Nominating Committee
     In 2004, the Board disbanded both its Nominating Committee and its Governance Committee and established a single new committee called the Governance and Nominating Committee to replace them. The Governance and Nominating Committee held two meetings in 2005. Prior to August 2005, members of this Committee included Mr. DeValentino, Mr. Knipp and Mr. Collado, with Mr. DeValentino serving as Chairman. As of August 2005, the members of the Governance and Nominating Committee included: Joseph E. DeLuca, M.D.; Fred M. Knipp and Corinna S. Lewis. Members of the Governance and Nominating Committee currently include:
Corinna S. Lewis — Chairman
Philip S. Demarest
Joseph J. Morrow
     The Governance and Nominating Committee charter directs the Committee to seek and nominate qualified candidates for election or appointment to WVT’s Board of Directors, and to name the chairpersons of the Company’s standing committees for the next year. The Committee also oversees matters of corporate governance, which include reviewing the performance and processes of the Board, the Company’s Principles of Corporate Governance, the Charters of the standing committees of the Board of Directors, the Company’s Code of Ethics, and the management succession plan. In assessing potential directors for the Board of Directors, the Committee looks for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. A candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings. The Committee also considers written recommendations for nominees from shareholders and applies the same standards in evaluating these recommendations that it applies in evaluating recommendations from other sources. There are no specific minimum requirements that a director must meet.
Nominations by Shareholders
     Qualified shareholders may contact the Secretary of the Company in writing when proposing a nominee. Pursuant to the Company’s By-Laws and the Governance and Nominating Committee Charter, such recommendations by shareholders for the 2007 Annual Meeting of Shareholders must be received, together with any proposed nominee’s name, age, business and residence addresses, principal occupation or employment, class and number of Company shares beneficially owned and other relevant information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, at the principal executive offices of the Company not later than the close of business on December 4, 2006. Please note that under the applicable By-Law provision, no nomination by a Shareholder at an Annual Meeting is permissible unless it has been received by the Company by the date set forth above. A copy of the Governance and Nominating Committee Charter was attached to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders. It is not available on the Company’s website.
Compensation Committee
     The Compensation Committee held two meetings in 2005. Prior to August 2005, the members of this Committee included Mrs. Lewis, Mr. Knipp and Mr. DeValentino, with Mrs. Lewis serving as Chairperson. Since August 2005, the members of the Compensation Committee have included:
Robert J. DeValentino — Chairman
Philip S. Demarest
Joseph J. Morrow
     The Committee makes specific salary recommendations to the Board concerning executive officers of the Company and reviews salaries of other management personnel.
Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee, all of whom are named above, was, during 2005, an officer or employee of the Company or any of its subsidiaries, nor were any members of the Compensation Committee who were replaced in August 2005 (specifically Corinna S. Lewis and Fred M. Knipp). Mr. Demarest is a former officer and employee of the Company, having retired in 1998. Mr. Knipp is a former officer and employee of the Company, having retired in 2000.
     During 2005, the Company paid $97,000 to John W. Sanford & Son, Inc. and $253,000 to the Warwick Resource Group, LLC. The brother of Corinna S. Lewis, a Director of the Company, is the President and Chief Operating Officer of John W. Sanford & Son, Inc. and a Vice President of the Warwick Resource Group, LLC. The stated amounts were paid as premiums on various insurance policies maintained by the Company. The portion of these amounts that represent commissions to John W. Sanford & Son, Inc. and the Warwick Resource Group, LLC was less than $200,000. The Company believes that the transactions with John W. Sanford & Son, Inc. and the Warwick Resource Group, LLC are on terms as favorable as those available from unaffiliated third parties.
     During 2005, the Company paid $70,000 to Morrow & Co., Inc. of which Joseph J. Morrow is President. The stated amount was paid for proxy solicitation and shareholder relations consulting services rendered. The Company believes that the transactions with Morrow & Co., Inc. are on terms as favorable as those available from unaffiliated third parties.

Executive Compensation
     Shown on the table that follows is information on the compensation for services rendered to the Company in all capacities, for the years ended December 31, 2005, 2004 and 2003, paid by the Company to those persons who were, at any time during the year ended December 31, 2005, the President of the Company and the other executive officers of the Company (collectively, the “Named Executives”):
Summary Compensation Table

		Annual Compensation
Name and				Other Annual	All Other
Principal Position	Year	Salary	Bonus	Compensation	Compensation[1]

Herbert Gareiss, Jr.	2005	$200,220	$—		$16,582
President since July 2004	2004	$181,596	$10,200		$19,138
Director since 1998	2003	$169,448	$9,046		$21,695
Vice President From 1990 to June 2004

Michael A. Cutler	2005	$146,066	$—	$24,380[2]	$11,887
Vice President and Chief Financial Officer, Treasurer since January 2005

Brenda A. Schadt	2005	$139,304	$—		$12,664
Vice President	2004	$139,100	$4,200		$11,689
August 1999 to January 2006	2003	$137,760	$6,298		$10,783

Larry D. Drake	2005	$172,923	$—		$166,840[3]
Vice President	2004	$169,500	$6,200		$14,188
August 1998 to July 2005	2003	$167,865	$7,382		$13,182

[1]	All Other Compensation includes Director’s Fees, 401(k) Match, and premiums paid for Group Term Life Insurance.

[2]	For all Named Executives except Mr. Cutler, Other Annual Compensation was less than 10% of their respective Salary and Bonus. For Mr. Cutler, more than 25% of his Other Annual Compensation consisted of payments for lodging of $22,016.

[3]	With respect to Mr. Drake, this amount also includes a supplemental separation benefit payment in the amount of $153,962.29.
     As previously reported, in September 2005, the Company entered into an agreement with Mr. Larry Drake, the Company’s former Vice President of Operations and Technology, whose position was phased out on July 13, 2005. Mr. Drake received a separation benefit of $98,863.97 (which is included in Mr. Drake’s 2005 Salary in the chart above) and a supplemental separation benefit of $153,962.29 and was permitted to retain certain office equipment and related benefits.
Compensation of Directors
     During the year ended December 31, 2005, the Company paid Directors $450, and the Chairman $675, for each regular, special or independent Directors meeting. In July of 2004, the Board abolished the practice of paying fees to Company employees that are also Directors. For meetings held during the year ended December 31, 2005 fees paid to Directors for Board meetings totaled $65,025. Non-employee Board committee members also receive $225 per committee meeting. During the fiscal year ended December 31, 2005, fees paid to Directors for Committee meetings aggregated $6,075. The Company had no other compensation arrangements relating to their service as Directors with employee or non-employee Directors during the year ended December 31, 2005.

     During the year ended December 31, 2005, certain non-employee Board members also received concession services from the Company. Mr. Demarest received telephone, internet, and digital television concessions in the amount of $1,057; Mr. DeValentino received an internet concession in the amount of $599; and Mrs. Lewis received a digital television concession in the amount of $970. Prior to their resignation as Director, Mr. Collado and Mr. Knipp also received concession services. In 2005, Mr. Collado received a concession for internet service in the amount of $239 and Mr. Knipp received telephone, internet and digital television concessions in the amount of $1,265. As an employee of the Company, Mr. Gareiss receives similar concession services. In 2005, Mr. Gareiss received telephone and internet concessions in the amount of $1,644.
Management Retirement Plan
     The Company’s Management Retirement Plan (the “Plan”) covers all management employees over the age of 21 who have completed one year of eligible service. The Plan benefits are fully vested after five years of service. Normal retirement under the plan is at age 60. An employee’s accumulated monthly retirement benefit equals either: (1) 2-1/2% Times years of service Times average monthly earnings (maximum benefit not to exceed the lesser of 25% of average monthly earnings on a monthly basis or $10,800 annually); or (2) 1% Times years of service Times average monthly earnings. Average monthly earnings, for plan purposes, for the Named Executives who are entitled to receive plan benefits are as follows: Herbert Gareiss, Jr. $16,668, Larry D. Drake $14,125, Brenda A. Schadt $11,592. Retirement benefits for employees hired prior to December 1, 1985 are determined by using the calculation that results in the highest amount. Retirement benefits for employees hired on or after December 1, 1985 are calculated by using the second method. Twenty-four years of benefit service are currently credited to Herbert Gareiss, Jr., six years of benefit service are currently credited to Larry D. Drake, forty-two years of benefit service are currently credited to Brenda A. Schadt. Average monthly earnings equal the highest average earnings per month during any three consecutive twelve-month periods within the last ten twelve-month periods immediately preceding retirement. The Plan does not provide for any deductions for Social Security benefits received. If a management participant has compensation over $200,000, any benefits due in excess of this limit would not be payable from the qualified plan but in a non-qualified arrangement.
     In November 2004, the Board approved management’s recommendation to modify the Plan effective February 28, 2005. As a result of this modification, the accrual of pension benefits for eligible employees ceased as of that date, and the total accrued benefit earned to that point was increased by 25%. In addition, employees must be employed for a minimum of one year in order to be included in the Plan; therefore any management employee hired on or after March 1, 2004 is not eligible for a pension under the Plan. The Board also removed the mandatory retirement requirement for executives who reach age 65. Because he was hired after March 1, 2004, Michael A. Cutler is not eligible for benefits under the Plan.
     Annual benefits payable at age 60 to Plan participants are illustrated in the following table, which reflects the 25% accrued benefit increase:

Average Annual Salary
During Highest Paid
Period of Three	Annual Retirement Benefits
Consecutive Years	Years of Benefit Service
	5	10	15	20	30	40	45

$130,000	8,125	16,250	24,375	32,500	48,750	65,000	73,125
$150,000	9,375	18,750	28,125	37,500	56,250	75,000	84,375
$170,000	10,625	21,250	31,875	42,500	63,750	85,000	95,625
$190,000	11,875	23,750	35,625	47,500	71,250	95,000	106,875
$210,000	13,125	26,250	39,375	52,500	78,750	105,000	118,125
$230,000	14,375	28,750	43,125	57,500	86,250	115,000	129,375
Report of Compensation Committee With Respect To Executive Compensation
Executive Compensation’s Philosophy and Policy
     The Company believes that compensation should reward executives whose results enable the Company to achieve its vision. To achieve this result, the Committee looks at the performance of each executive, the Company’s financial results and competitive needs. At present, no specific financial goals are set that have to be achieved before any particular amount of compensation is paid to any executive officer.
     The Compensation Committee reviews all components of the CEO’s and the other Named Executives’ compensation, including the salary, bonus, and other individual or Company-wide benefit programs. The Company generally does not grant its executive officers equity-based and other long-term incentive compensation such as stock options, restricted stock gains, stock grants, deferred compensation, employment contracts, and change-in-control contracts. The Committee believes that the combination of salary, bonus and certain benefits that the Company offers are ample to motivate key executives to enhance the strategic well being of the Company, to maximize shareholder value, and to attract and retain the highest caliber executives. However, the Committee reviews from time to time the incentives that may be necessary to attract or retain key executives and may determine at any time to change its policies with regard to one or more of the types of incentives described above.
Committee Process
     At the first Committee meeting the CEO’s proposed compensation is presented, reviewed and analyzed in the context of all components of his compensation. Members then have additional time between meetings to ask for additional information, and to raise and discuss further questions. The discussion is continued at a second Committee meeting, after which a vote is taken. Once the Compensation Committee has reached its decision, a recommendation is presented for approval at the next Board meeting.
     In the process of reviewing each component separately and in the aggregate, the Committee directs the Company’s Human Resource Department to prepare a schedule showing internal pay equity within the Company. The schedule shows the relationship between management level compensation within the Company (e.g. between the CEO, the Chief Financial Officer, and other Named Executives) and then between the CEO and the next level of non-executive officer management. The comparison includes all components of compensation as previously described both individually and in aggregate.
     In addition, the committee annually reviews executive compensation amounts and plans offered at companies of similar size and business focus within the telecommunications industry.

Committee’s Conclusion
     Based on this review the Committee finds the CEO’s and the other Named Executives’ total compensation in the aggregate to be reasonable and not excessive. It should be noted that when the Committee considered any component of the CEO’s and other Named Executives’ total compensation, the aggregate amounts and mix of all the components are taken into consideration in the Committee’s decisions. The Committee believes that the relative difference between the CEO compensation and the Company’s other executives has not increased significantly over the past decade.
Robert J. DeValentino — Chairman
Philip S. Demarest
Joseph J. Morrow

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth, as of March 20, 2006 certain information concerning shares of the Company’s capital stock held by: (i) each shareholder known by the Company to own beneficially more than 5% of a class of the Company’s outstanding equity securities (including 401(k) shares); (ii) each Director of the Company; (iii) each Named Executive (see “Executive Compensation” for a list of their names); and (iv) all Directors and executive officers of the Company as a group.

		Amount & Nature of
Name and Address		Beneficial Ownership		Percent
of Beneficial Owner	Title of Class	(Shares)	Notes	of Class

Jeffrey D. Alario	Common Shares	0		0.000%
34 Maple Ave., Warwick, NY 10990
Julia S. Barry	Common Shares	361,020		6.746%
20 Fairview Ave., Warwick, NY 10990	5% Preferred	143		2.860%
Kelly C. Bloss	Common Shares	0		0.000%
14 Westview Ave., #504, Tuckahoe, NY 10707
Wisner H. Buckbee	Common Shares	17,742		0.332%
64B Upper Wisner Rd., Warwick, NY 10990	5% Preferred	40		0.800%
Michael A. Cutler	Common Shares	0		0.000%
3203 S. Rogers Rd., Crystal Lake, IL 60012
Philip S. Demarest	Common Shares	25,298	1	0.473%
10 Crescent Ave., Warwick, NY 10990	5% Preferred	10	1	0.200%
Robert J. DeValentino	Common Shares	2,400	1	0.045%
44 Jackson Ave., Middletown, NY 10940
Larry D. Drake	Common Shares	0		0.000%
10 Patriot Way, Glenwood, NJ 07418
Herbert Gareiss, Jr.	Common Shares	42,488	1,2	0.794%
267 Bellvale Lakes Rd., Warwick, NY 10990	5% Preferred	36		0.720%
Corinna S. Lewis	Common Shares	10,362	1	0.194%
PO Box 318, Warwick, NY 10990	5% Preferred	15		0.300%
Douglas J. Mello	Common Shares	0		0.000%
10 Ormond Place, Rye, NY 10580
Joseph J. Morrow	Common Shares	3,000		0.056%
445 Park Ave., New York, NY 10022
Brenda A. Schadt	Common Shares	18,576	1,2	0.347%
164 Bushville Rd., Westtown, NY 10998	5% Preferred	5		0.100%
Total Directors and Executive Officers as a group (12 persons):
Total Common Shares 119,866	2.24% of class
Total 5% Preferred Shares 106	2.12% of class

Notes:
1.	Includes shares held by/with spouse.

2.	Includes shares indirectly held in the Company’s 401(k) Plan.
     As of March 20, 2006 the only holder of more than 5% of the Company’s Common Shares known to the Company was Julia S. Barry, Warwick, New York 10990, who holds 361,020 shares (6.746%).
Section 16(a) Beneficial Ownership Reporting Compliance
     Based upon a review of the Forms 3, 4 and 5 submitted to the Company during or with respect to calendar year 2005, and upon a review of the other records available to it, the Company believes that all such reports were filed on time except for a Form 4 filed June 27, 2005 by Mr. Collado and except for a Form 5 filed February 14, 2005, and amended April 20, 2005, and a Form 4/A filed September 28, 2005, by Mrs. Lewis.

III. Stock Price Performance Graph
     This graph shows, as a percentage, the Company’s cumulative total shareholder return, assuming reinvestment of dividends, compared against the Russell 2000, a widely regarded stock market index representing 2000 small cap companies and a peer group consisting of D&E Communications, Inc., Hector Communications, Inc., Hickory Tech Corporation, North Pittsburgh Systems, Inc. and Shenandoah Telecommunications. A variety of factors may be used in order to assess a corporation’s performance. This Stock Price Performance Graph, which reflects the Company’s total return against the Russell 2000 and a peer group of telecommunications companies, reflects one such method. The shareholder return values for the Company included in the graph for years ended 2001, 2002, 2003, 2004 and 2005 were established by using the closing price on the last days in December on which the Company’s Common Stock traded, which were December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and December 30, 2005.
Comparison of Five-Year Cumulative Total Return
(Growth Chart — Value of $100 Investment)

IV. Independent Accountants
Change of Independent Accountants
     On September 27, 2005, the Company decided to dismiss PwC as its independent registered public accounting firm effective upon completion of services related to the audit of the December 31, 2004 financial statements and the effectiveness of internal control over financial reporting. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change its independent registered public accounting firm. PwC had been the Company’s registered public accounting firm commencing with the audit of the financial statements for the year ended December 31, 2003. The report of PwC on the financial statements for the fiscal years 2003 and 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.
     From the date of appointment of PwC on May 30, 2003 to audit the Company’s financial statements for the year ended December 31, 2003 through the date of this Proxy Statement, there were no disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for any year.
     From the date of appointment of PwC on May 30, 2003 to audit the Company’s financial statements for the year ended December 31, 2003 and through the date of this Proxy Statement, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company reported material weaknesses in its internal controls over financial reporting as of December 31, 2004. That report is contained in Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on September 30, 2005. As a result the Company concluded in its amended Annual Report on Form 10-K/A that the internal controls over financial reporting were not effective as of December 31, 2004. The Company authorized PwC to respond fully to inquiries of the successor accountant concerning the subject matter of each such material weakness.
     The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements as included in the Current Report on Form 8-K filed on September 30, 2005. A copy of such letter, dated September 29, 2005, was provided by PwC and was filed as Exhibit 16 to such Form 8-K, which indicated PwC agreed with the statements concerning their firm in such Form 8-K which are repeated here.
     On September 27, 2005, the Company decided to engage WSB as its independent registered accounting firm to audit the financial statements of the Company, including the audit of the effectiveness of internal control over financial reporting, for the year ended December 31, 2005. During the period from January 1, 2003 through September 27, 2005, the Company did not consult with WSB regarding either:
     (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that WSB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
     (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of

Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company provided WSB a copy of the above disclosure with the request that it provide the Company with a letter addressed to the Securities and Exchange Commission if it disagreed with such disclosure. WSB did not provide the Company with such a letter.
Selection of Independent Accountants For 2006
     The selection of WSB as the Company’s independent accountants for the fiscal year ending December 31, 2006, is being presented to the shareholders for their approval at the Annual Meeting.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE AND RATIFY THIS SELECTION, AND THE PERSONS NAMED IN THE ENCLOSED PROXY (UNLESS OTHERWISE INSTRUCTED THEREIN) WILL VOTE SUCH PROXIES FOR SUCH PROPOSAL.
     If the shareholders do not approve this selection, the Board of Directors will reconsider its choice. Representatives of WSB will be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

V. Shareholder Proposal
     Santa Monica Partners, 1865 Palmer Avenue, Larchmont, NY 10538, a beneficial owner of Common Shares with a market value of at least $2,000, intends to submit a resolution to shareholders for approval at the Annual Meeting. Its resolution and supporting statement are printed below.
     The texts of the shareholder proposal and the supporting statement appear in the exact form as received by the Company. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the named proponent.
Proposal
     RESOLVED: It is recommended that the quarterly dividend paid to shareholders be significantly increased.
Supporting Statement of Shareholder
     I have reviewed the Company’s quarterly financial statements for the past five years and have concluded that the WVT dividend policy should be changed to substantially increase the annual dividend from its current level of $0.80 per year.
     According to the most recent financial statement available to shareholders, at September 30, 2005, the Company had $15.942 million in cash. Based on 5.352 million common shares outstanding, that translates into nearly $3 per share not being used productively. Over the past two years the cash balance has grown significantly. In addition, the Company has a bank line of credit. It also has the ability to make substantial long-term borrowings, the same way most all other telephone companies regularly do.
     Keeping too much cash on the books harms shareholders because it lowers their return on equity. Clearly, management has been too conservative in the past. The board of directors apparently recognized this when it authorized the Company to seek acquisitions with its excess cash hoard and its substantial borrowing capability
     As a matter of fact at the 2005 Annual Meeting of Shareholders held on November 17, 2005, in his formal presentation, President Herb Gareiss, Jr., made a point of mentioning that WVT “has an extremely strong balance sheet, a very low debt to equity ratio and an excellent credit rating.” He then said “We will continue to look for accretive acquisitions.”
     It would be much better for shareholders who look forward to and depend upon WVT for dividends to use these substantial cash resources to adopt a dividend policy which substantially increases the annual dividend payment from its current level of $0.80 per year. It is clear that the dividend still can be increased substantially without jeopardizing the Company’s financial stability. Indeed, increasing the dividend substantially would be much more beneficial to shareholders than would spending monies on acquisitions which are always made with much promise and fanfare but subsequently turn out to be big mistakes. Indeed, WVT has no acquisition experience and has scaled down it’s top management from five individuals to just two individuals, the President and the CFO who have their hands full operating the present WVT.
     Since the federal tax on dividends has been lowered to just 15%, this is a particularly good time for a significant dividend increase. Based on the stock market’s response to substantial dividend increases by other companies, it is likely that investors would respond favorably to an announcement of a sizeable dividend increase. On the other hand, stock market generally welcomes an acquisition by a company with a share decline.

     In sum, since management has not articulated a reason for maintaining such a large cash position, and it has indicated it would seek acquisitions, the dividend should instead be increased substantially.
     If you would like to get a larger dividend check, please vote FOR this proposal.
Position of the Board of Directors
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.
     The responsibility for setting the dividends payable by the Company rests by law in the hands of the Board. The Board believes that dividends should be set at a level that balances several important factors: the net profits of the Company, the Company’s likely expenses for telecommunications operations and required legal and accounting compliance programs, its need for capital investments to remain competitive, its legal obligation to provide effective service to its customers, and the desire of shareholders for current dividend income. In addition, the Board believes it is prudent to provide for unexpected contingencies. Furthermore, as the Company evaluates all of its strategic alternatives, as it has previously reported, it must remain financially capable of taking whatever steps it may determine are advisable. Increasing the level of dividends for its own sake, without consideration of other factors, could jeopardize the Company’s ability to take advantage of any opportunities or respond to any needs.
     Contrary to the assertions in the supporting statement of the Shareholder Proposal, the Board believes that some acquisitions make sense, as the shareholders who received a special dividend from the Company’s sale of an earlier acquisition (its interest in Hudson Valley Data Net) will hopefully agree. The proponent of the Shareholder Proposal has also often seemed supportive of the Company’s acquisition of its interest in the Orange County — Poughkeepsie Limited Partnership.
     You should also be aware that a significant portion of the cash position to which the statement supporting the Shareholder Proposal refers represents — as has been often reported — a borrowing that the Company made when the availability period under a loan agreement expired. Rather than renegotiate a new loan agreement later, the Company borrowed the remaining available amount and put it into an account for potential later use. The Company does not consider it wise to use borrowings to pay larger dividends.

VI. Other Matters Which May Come Before The Meeting
     The Board of Directors knows of no other matters which are likely to be brought before the Meeting.
VII. Making Shareholder Proposals
     Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at the Company’s 2007 Annual Meeting of Shareholders, the proposal must be addressed to the Secretary of the Company, and be received at the principal executive offices at 47 Main Street, Warwick, New York 10990, not later than December 4, 2006 in order to be included in the Company’s Proxy Statement and form of proxy relating to such Annual Meeting of Shareholders. This is also the date by which any such proposal must be submitted under the advance notice provisions of the Company’s By-Laws. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held Common Shares of the Company amounting to at least $2,000 in market value or one percent of the Common Shares outstanding for at least one year prior to the date on which such proposals are submitted. Furthermore, such shareholders must continue to own at least that amount of the Company’s Common Shares through the date on which the Annual Meeting of Shareholders is held.
     Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows the Company to exercise discretionary voting authority to vote on matters coming before the Annual Meeting of Shareholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders or the date specified by an advance notice provision in the Company’s By-Laws. As noted above, the By-Laws of the Company contain an advance notice provision that requires notice to be received by the Company no less than the date that is 120 days prior to the date in 2007 which corresponds to the date in 2006 on which the company mailed this Proxy Statement to its shareholders. The date by which shareholders must submit their proposals for the Company’s 2007 Annual Meeting of Shareholders for purposes of Rule 14a-4 is December 4, 2006.
By Order of the Board of Directors,
Zigmund C. Nowicki, Jr., Secretary
Dated: April 3, 2006

APPENDIX A
DIRECTIONS TO ANNUAL MEETING SITE
Warwick Valley Telephone Company Annual Meeting
April 28, 2006 — 2:00 p.m.

DIRECTIONS
The Harness Racing Museum & Hall of Fame
240 Main Street, Goshen, NY 10924
FROM THE NORTH
NYS Thruway (Route 87S) to Route 84W to Route 17E to Exit 124;
bear right onto Route 207.
Museum is 1/4 mile past second traffic light on the right.
FROM THE NORTHWEST
Route 17E to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.
FROM THE WEST
Route 84E to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.
FROM THE SOUTH or NJ
Route 287 or the Garden State Parkway to NYS Thruway (Route 87N)
(then follow directions from New York City).
FROM NEW YORK CITY
NYS Thruway (Route 87N) to Exit 16 (Route 17W) to Exit 124; left at traffic light.
Next light turn right onto Route 207. Museum is 1/4 mile past next traffic light on the right.
FROM THE EAST
Route 84W to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past second traffic light on the right.

ANNUAL MEETING OF SHAREHOLDERS OF
WARWICK VALLEY TELEPHONE COMPANY
April 28, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT NINE, “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” THE PROPOSAL TO APPROVE WithumSmith+Brown, P.C. AS THE COMPANY’s INDEPENDENT ACCOUNTANTS, AND “AGAINST” THE SHAREHOLDER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

2. THE BOARD OF DIRECTORS HAS NOMINATED THREE PERSONS LISTED BELOW TO SERVE AS DIRECTORS UNTIL 2009 AND TWO PERSONS LISTED BELOW TO SERVE AS DIRECTORS UNTIL 2007:							FOR	AGAINST	ABSTAIN
					1.	PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT NINE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Kelly C. Bloss	Until 2009
		¡	Robert J. DeValentino	Until 2009
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡	Joseph J. Morrow Jeffrey D. Alario Douglas J. Mello	Until 2009 Until 2007 Until 2007	3.	PROPOSAL TO APPROVE THE SELECTION OF WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2006.	☐	☐	☐
The Board of Directors recommends a vote AGAINST the following proposal:
					4.	SHAREHOLDER PROPOSAL URGING THAT THE QUARTERLY DIVIDEND TO SHAREHOLDERS BE SIGNIFICANTLY INCREASED.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

THIS PROXY REVOKES ALL PRIOR PROXIES.
Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

WARWICK VALLEY TELEPHONE COMPANY
47 MAIN STREET, WARWICK, NY 10990
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints ZIGMUND C. NOWICKI, JR. and DORINDA MASKER, and each of them, proxies for the undersigned, with full power of substitution, to vote all of the Common Shares, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY owned by the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924 on April 28, 2006 at 2:00 p.m., local time, and at any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTORS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: IN FAVOR OF FIXING THE NUMBER OF DIRECTORS AT NINE; IN FAVOR OF THE APPROVAL OF THE SELECTION OF WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT ACCOUNTANTS; AND AGAINST THE SHAREHOLDER PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 3, 2006, DESCRIBING MORE FULLY THE NOMINEES NAMED HEREIN.
(Continued and to be signed on the reverse side)

COMMENTS:

14475